UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 27, 2005

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Travis, Suite 2000
Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act     (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 27, 2005, at the annual meeting of stockholders of Edge Petroleum Corporation (the “Company”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as heretofore amended, to increase the number of authorized shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), from twenty-five million shares to sixty million shares (the “Amendment”).  The Certificate of Amendment to the Restated Certificate of Incorporation of the Company effecting the Amendment was filed with the Secretary of State of the State of Delaware and became effective on April 27, 2005.

The discussion in the first paragraph under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed February 14, 1997 is hereby amended to increase the number of authorized shares of Common Stock described therein from twenty-five million shares to sixty million shares.

The Certificate of Amendment to the Restated Certificate of Incorporation of the Company effecting the Amendment, together with a Certificate of Correction thereto, are filed as an exhibit hereto and incorporated herein by reference.  The Restated Certificate of Incorporation of the Company and the Certificate of Amendment effective January 31, 1997 are also filed as exhibits hereto.

Item 9.01               Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description
3.1*	Restated Certificate of Incorporation of the Company effective January 27, 1997.
3.2*	Certificate of Amendment to the Restated Certificate of Incorporation of the Company effective January 31, 1997.
3.3*	Certificate of Amendment (as corrected) to the Restated Certificate of Incorporation of the Company effective April 27, 2005.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION
Date: April 29, 2005	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial and
Accounting Officer